       As filed with the Securities and Exchange Commission on December 18, 1996
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             -------------------

                              ACCESS HEALTH, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        ------------------------------


        DELAWARE                                      68-0163589
        --------                                      ----------
(STATE OF INCORPORATION)               (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             11020 WHITE ROCK ROAD
                       RANCHO CORDOVA, CALIFORNIA 95670
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                    -------------------------------------

                           1989 INCENTIVE STOCK PLAN
                            SUPPLEMENTAL STOCK PLAN
                INFORMED ACCESS SYSTEMS, INC. STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                        ------------------------------

                               THOMAS E. GARDNER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              ACCESS HEALTH, INC.
                             11020 WHITE ROCK ROAD
                       RANCHO CORDOVA, CALIFORNIA 95670
                                (916)-851-4000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      ----------------------------------

                                   Copy to:
                             BARRY E. TAYLOR, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (415) 493-9300

================================================================================

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                PROPOSED       PROPOSED
                                                                MAXIMUM        MAXIMUM
TITLE OF EACH CLASS                           AMOUNT            OFFERING       AGGREGATE       AMOUNT OF
OF SECURITIES TO                              TO BE              PRICE         OFFERING       REGISTRATION
BE REGISTERED                               REGISTERED          PER SHARE        PRICE             FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
To be issued under 1989 Incentive Stock
 Plan..................................      1,000,000 shares    $42.58 (1)    $42,580,000.00  $12,774.00
-------------------------------------------------------------------------------------------------------------
To be issued under Supplemental Stock
 Plan..................................      1,000,000 shares    $45.93 (2)    $45,930,000.00  $13,779.00
-------------------------------------------------------------------------------------------------------------
To be issued under Informed Access
 Systems, Inc. Stock Option Plan.......        596,593 shares    $ 1.85 (3)    $ 1,103,697.05  $   331.11
-------------------------------------------------------------------------------------------------------------
Total..................................      2,596,593 shares    ________      $89,613,697.05  $26,884.11
=============================================================================================================

---------------------
(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $35.625 per share with respect to 141,251 outstanding options and of the price of $33.625 per share with respect to 250,000 outstanding options and on the price of $47.875 per share with respect to 608,749 authorized but unissued shares underlying options, representing the average of the high and low prices of Access Health, Inc. Common Stock on the Nasdaq National Market on December 12, 1996.
(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $35.625 per share with respect to 158,684 outstanding options and on the price of $47.875 per share with respect to 841,316 authorized but unissued shares underlying options, representing the average of the high and low prices of Access Health, Inc. Common Stock on the Nasdaq National Market on December 12, 1996.
(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $1.85 per share.

================================================================================

                              ACCESS HEALTH, INC.
                      REGISTRATION STATEMENT ON FORM S-8


                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Access Health, Inc. (the "Company") with the Securities and Exchange Commission:

          (1) The Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 1995.

          (2) The Company's quarterly report on Form 10-Q for the quarter ended December 31, 1995.

          (3) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996.

          (4) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1996.

          (5)  The Company's current report on Form 8-K dated November 18, 1996.

          (6) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on December 24, 1991.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.   Description of Securities.
          -------------------------

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article X of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

          Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article VI of the Company's Bylaws requires the Company to indemnify any current or former director of officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

          In addition, pursuant to an Agreement and Plan of Reorganization dated as of September 3, 1996 (the "Merger Agreement") between the Company, Informed Access and Access Acquisition Corp., a wholly-owned subsidiary of the Company, (a copy of which is annexed to the Company's Proxy Statement/Prospectus dated October 19, 1996 which is a part of the Company's Registration Statement on Form S-4 filed with the Commission (File No. 333-13930)), the Company will cause Informed Access, a wholly-owned subsidiary of the Company, to the fullest extent permitted under applicable law, to indemnify each current or former officer or director of Informed Access against and from any losses that are based on, or that arise out of, the fact that such person is or was an officer or director of Informed Access. In addition, the Merger Agreement provides that the Company will use reasonable efforts to assist in the defense of any matter asserted in any claim, action, suit, proceeding or investigation against such person where such person is entitled to indemnification under applicable law.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

           Exhibit
           Number                      Description
           -------  ------------------------------------------------------------
             4.1*   1989 Incentive Stock Plan and related agreements.
             4.2    Supplemental Stock Plan and related agreements.
             4.3    Informed Access Systems, Inc. Stock Option Plan and related agreements.
             5.1    Opinion of counsel as to legality of securities being
                    registered (see page II-7).
            23.1    Consent of counsel (contained in Exhibit 5.1).
            23.2    Consent of Independent Auditors (see page II-8).
            24.1    Power of Attorney (see page II-6).

-------------------
* Incorporated by reference to Exhibit 10.1A to the Company's Registration Statement on Form S-4 (File No. 333-13930), filed with the Commission on October 11, 1996.

Item 9.   Undertakings.
          ------------

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undesigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on December 12, 1996.

                                       ACCESS HEALTH, INC.



                                       By: /s/ Thomas E. Gardner
                                           ------------------------------------
                                           Thomas E. Gardner
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. Gardner and John V. Crisan and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                          Capacity                                Date
         ---------                          --------                                ----

  /s/ Thomas E. Gardner            President, Chief Executive Officer          December 12, 1996
---------------------------        (Principal Executive Officer)
Thomas E. Gardner                  and Director


  /s/ John V. Crisan               Senior Vice President of Finance and Chief   December 12, 1996
---------------------------        Financial Officer
John V. Crisan                     (Principal Financial and Accounting Officer)


  /s/ John R. Durant               Director                                     December 12, 1996
---------------------------
John R. Durant, M.D.


  /s/ Richard C. Miller            Director                                    December 12, 1996
---------------------------
Richard C. Miller


  /s/ Kenneth B. Plumlee           Director                                    December 12, 1996
---------------------------
Kenneth B. Plumlee


  /s/ Brent Rider                  Director                                    December 12, 1996
---------------------------
Brent Rider


  /s/ Edward Rygiel                Director                                    December 12, 1996
---------------------------
Edward Rygiel


  /s/ Alice H. Lusk                Director                                    December 12, 1996
---------------------------
Alice H. Lusk

                                                                     EXHIBIT 5.1

                               December 18, 1996


Access Health, Inc.
11020 White Rock Road
Rancho Cordova, California  95670

     RE:  REGISTRATION STATEMENT ON FORM S-8
          ----------------------------------

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 18, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,596,593 shares of your Common Stock (the "Shares") which are to be issued pursuant to the 1989 Incentive Stock Plan (the "Plan"), the Supplemental Stock Plan (the "Supplemental Plan") and the Informed Access Systems, Inc. Stock Option Plan (the "IAS Plan" and collectively the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans and pursuant to the Agreements.

     It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                             Sincerely yours,

                             /s/ WILSON SONSINI GOODRICH & ROSATI

                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation

                                                                    EXHIBIT 23.2
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1989 Incentive Stock Plan, Supplemental Stock Plan and the Informed Access Systems, Inc. Stock Option Plan of our report dated October 27, 1995, with respect to the consolidated financial statements and schedule of Access Health, Inc. included in its Annual Report (Form 10-K/A) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           ERNST & YOUNG LLP


Sacramento, California
December 17, 1996

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


-------------------------------------------------------------------------------

                                   EXHIBITS

-------------------------------------------------------------------------------

                      Registration Statement on Form S-8

                              ACCESS HEALTH, INC.


                               December 18, 1996

                               INDEX TO EXHIBITS

Exhibit No.                  Description
-----------               -----------------
      4.1*        1989 Incentive Stock Plan.

      4.2         Supplemental Stock Plan and related agreements.

      4.3 Informed Access Systems, Inc. Stock Option Plan and related agreements.

      5.1 Opinion of Counsel as to legality of securities being registered (see page II-7 of the Registration Statement).

     23.1 Consent of Counsel (contained in Exhibit 5.1 hereto).

     23.2 Consent of Independent Auditors (see page II-8 of the Registration Statement).

     24.1         Power of Attorney (see page II-6 of the
                  Registration Statement).

----------------
* Incorporated by reference to Exhibit 10.1A to the Company's Registration Statement on Form S-4 (File No. 333-13930), filed with the Commission on October 11, 1996.